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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        HOMESTEAD VILLAGE INCORPORATED
            (Exact name of registrant as specified in its charter)

             MARYLAND                              74-2770966
     (State of Organization)          (I.R.S. Employer Identification No.)


            125 LINCOLN AVENUE
           SANTA FE, NEW MEXICO                              87501
 (Address of principal executive offices)                 (Zip Code)

If this Form relates to the                    If this Form relates to the
registration of a class of debt securities     registration of a class of debt
and is effective upon filing pursuant to       securities and is to become
General Instruction A(c)(1) please check       effective simultaneously with the
the following box.  [_]                        effectiveness of a concurrent
                                               registration statement under the
                                               Securities Act of 1933 pursuant
                                               to General Instruction A(c)(2)
                                               please check the following
                                               box.  [_]


       Securities to be registered pursuant to Section 12(b) of the Act:

         TITLES OF EACH CLASS                 NAME OF EXCHANGE ON WHICH
         TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
         --------------------               ------------------------------

Common Stock, $.01 par value per share         American Stock Exchange
  Warrants to Purchase Common Stock            American Stock Exchange
   Preferred Share Purchase Rights             American Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.
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          A complete description of the shares of Common Stock, $.01 par value per share (the "Shares"), the warrants to purchase Common Stock (the "Warrants") and the preferred share purchase rights (the "Rights"), which Shares, Warrants and Rights are to be registered hereunder, is contained under the caption "DESCRIPTION OF HOMESTEAD SECURITIES" in the Homestead Prospectus forming a part of the Form S-4 Registration Statement, as amended (File No. 333-4455), of Homestead Village Incorporated ("Homestead"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Homestead pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

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Item 2.  Exhibits.
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         The following exhibits are filed with the American Stock Exchange:

     EXHIBIT
     NUMBER   EXHIBIT
     ------   -------
      1.1 Amendment No. 3 to the Homestead Village Incorporated Registration Statement on Form S-4 (File No. 333-4455).

      4.1      Amended and Restated Homestead Charter, as amended.

      4.2      Amended and Restated Bylaws of Homestead.

      4.3 Form of Warrant Agreement by and between Homestead and The First National Bank of Boston, as warrant agent, including form of warrant certificate.

      4.4 Rights Agreement, dated as of May 16, 1996, between Homestead and The First National Bank of Boston, as rights agent.

      4.5 Warrant Purchase Agreement, dated as of May 21, 1996, among Homestead, Security Capital Atlantic Incorporated, Security Capital Pacific Trust and Security Capital Group Incorporated.

      5.1 Form of stock certificate for shares of Common Stock of Homestead.

      5.2      Form of warrant certificate for Homestead Warrants.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              HOMESTEAD VILLAGE INCORPORATED



                              By:   /s/ Jeffrey A. Klopf
                                    --------------------
                                    Jeffrey A. Klopf
                                    Secretary



Date:  October 7, 1996